Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Daryl N. Bible, state and attest that:

(1) I am the Senior Executive Vice President and Chief Financial Officer of BB&T Corporation (the “Issuer”).

(2) Accompanying this certification is the Issuer’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, (the “Periodic Report”) as filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains financial statements.

(3) I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

•	the Periodic Report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

•	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer for the periods presented.

/S/ DARYL N. BIBLE
Daryl N. Bible
Senior Executive Vice President and
Chief Financial Officer
November 9, 2009

A signed original of this written statement required by Section 906 has been provided to BB&T Corporation and will be retained by BB&T Corporation and furnished to the Securities and Exchange

Commission or its staff upon request.